UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                           December 16, 2008

Waterstone Financial, Inc.
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51507	20-3598485
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 W Plank Ct, Wauwatosa, Wisconsin	53226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                      414-761-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

e) On December 16, 2008, the Board of Directors of the Company approved the amended and restated WaterStone Bank SSB Second Amendment and Restatement of the Executive Deferred Compensation Plan (the "Plan"). Under the Plan, selected senior managment and highly compensated employees, which may include the Company's named executive officers, are permitted to defer, until a future designated date, a portion of the compensation which may otherwise be payable to them at an earlier date. The Plan was previously amended and restated, effective retroactively to September 1, 2006, to comply with the final treasury regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended, in April 2007.

This Second Amendment and Restatement of the Plan, effecitve September 1, 2006, adds specified payment dates as a new distribution feature of the Plan, in accordance with the transition rules under Code Section 409A. In addition, effective January 1, 2009, no deferrals with respect to compensation earned on or after January 1, 2009 shall be permitted under this Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

December 16, 2008	By:	Richard C. Larson
Name: Richard C. Larson
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment and Restatement of the Executive Deferred Compensation Plan